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                                                                 EXHIBIT 21.1


                        COMMUNITY FIRST BANKSHARES, INC.

                                  SUBSIDIARIES

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                                                                           OWNERSHIP
SUBSIDIARY BANK:                                  LOCATION:                PERCENTAGE

Community First National Bank                     Fergus Falls, MN         100.000%
Community First National Bank                     Fargo, ND                100.000%
Community First State Bank                        Vermillion, SD           100.000%
Community First National Bank                     Decorah, IA              100.000%
Community First National Bank                     Alliance, NE             100.000%
Community First National Bank                     Spooner, WI              100.000%
Community First National Bank                     Ft. Morgan, CO           100.000%
Community First National Bank                     Cheyenne, WY             100.000%
Community First National Bank                     Phoenix, AZ              100.000%
Community First National Bank                     Salt Lake City UT        100.000%
Community First National Bank                     Las Cruces NM            100.000%

NONBANK SUBSIDIARIES:

Community First Financial, Inc.                   Fargo, ND                100.000%
Community First Service Corporation               Fargo, ND                100.000%
Community Insurance, Inc.                         Fargo, ND                100.000%
Community First Properties, Inc.                  Fargo, ND                100.000%
CFB Capital I                                     Fargo, ND                100.000%
CFB Capital II                                    Fargo, ND                100.000%

SUBSIDIARIES OF SUBSIDIARIES (100% OWNED):

Community First Insurance Agencies, Inc.          Fargo,ND                 (Subsidiary of Community First
                                                                           State Bank [Vermillion, SD])

CFIN, Inc.                                        Las Vegas, NV            (Subsidiary of Community First
                                                                           National Bank [Spooner])

Equity Lending, Inc.                              Edina, MN                (Subsidiary of Community First
                                                                           National Bank [Fort Morgan, CO])

Mountain Parks Financial Services, Inc.           Denver, CO               (Subsidiary of Community First
                                                                           National Bank [Fort Morgan, CO])

Community First Minnesota Holdings, Inc.          Georgetown, British      (Subsidiary of
                                                  Cayman Islands           Community First National Bank
                                                                           [Fergus Falls, MN])
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                                                                           OWNERSHIP
SUBSIDIARIES OF SUBSIDIARIES: (CONTINUED)         LOCATION:                PERCENTAGE

CFIRE, Inc.                                       Fargo, ND                (Subsidiary of Community First
                                                                           Minnesota Holdings, Inc.)

Community First Holdings, Inc.                    Georgetown, British      (Subsidiary of
                                                  Cayman Islands           Community First National Bank
                                                                           [Ft. Morgan, CO])

Colorado CFIRE, Inc.                              Fargo, ND                (Subsidiary of Community First
                                                                           Colorado Holdings, Inc.)
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